Exhibit 10

Addendum #1 to Commitment Letter

Addendum Effective Date:  February 16, 2015

WHEREAS, Cachet Financial Solutions, Inc. (“Borrower”) and Jim Davis and Mike Hanson (“Lenders”) (collectively “Parties”) entered into a Commitment Letter, effective July 30th, 2014 (the “Agreement”); and

WHEREAS, the Parties desire to extend the date for which any outstanding balance due under the agreement from 1/31/15 to 1/31/16;

NOW THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.                                      Section 4

The Parties agree that Section 4 of the Agreement shall be amended in its entirety to state as follows: “The Parties agree that the outstanding balance as of 12/31/14 shall bear simple interest at a rate of 10% beginning from the date of advance.  The Parties agree that the $450,000 outstanding in principal amounts under this agreement, together with interest, shall become due on 1/31/16.”

2.                                      Pre-Established Terms

All terms and conditions of the Agreement shall remain in full force and effect and apply to this Addendum, unless specifically modified herein.

In Witness Whereof, this Amendment to the Commitment Letter has been duly executed as of the Addendum Effective Date written above.

Borrower:		Lender

Cachet Financial Solutions, Inc.		James Davis

By:	/s/ Jeffrey Mack	By:	/s/ James Davis
Its:	Chief Executive Officer
Lender

Michael Hanson

		By:	/s/ Michael Hanson